Exhibit 99.2

Q1 2005 Conference Call Script

Safe Harbor Provision
This script may contain forward-looking statements that are subject to many risks and uncertainties, including the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; the unpredictable growth of international sales; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2004.

David Rosenthal
Thank you, operator. With me today is John Elms, SpectraLink’s president and chief executive officer.

Thank you for joining SpectraLink’s conference call for the first quarter of 2005. I would also like to welcome our webcast listeners as we broadcast this call live across the Internet.

This discussion will contain projections and other forward-looking statements. Forward-looking statements speak only as of the date of the statements and are subject to risks and uncertainties, so actual results could differ from present expectations. Therefore, I refer you to information contained in our 2004 Form 10-K filed with the Securities and Exchange Commission on March 4, 2005, for a description of risks and uncertainties that could cause actual results to differ materially from those in any forward-looking statement. These filings are available on the Investors section of our website. You will also see a description of some of these risks and uncertainties in today’s press release. SpectraLink undertakes no obligation to update or revise any forward-looking statements discussed today in order to reflect events or circumstances that may arise after the date of this conference call.

As you recall, we issued preliminary financial results on April 11 summarizing first quarter performance. The results released today are in-line with those preliminary numbers.

SpectraLink generated $20.6 million in revenue in the first quarter of 2005, resulting in net income of $2.2 million and 11 cents earnings per fully diluted share. This represents year-over-year growth in revenue of 7% and net income of 3%. For the first quarter of 2004, net income was $2.1 million, or $0.11 earnings per fully diluted share on revenue of $19.3 million.

In our target areas, the Healthcare sector remained one of our key contributors, generating $3.5 million, and accounted for 22% of product sales in the first quarter. Retail was also noteworthy with $2.7 million in revenue, and accounted for 18% of product sales in the first quarter. In the Retail sector, we had one large product order of over $500,000 in the first quarter.

The General market continues to be our primary sector with $9.3 million in Q1 sales, accounting for 60% of total product revenue in the quarter. We define the General market as the industrial, government and corporate sectors.

The Service sector of our business had a strong quarter contributing $5.1 million or 25% of total revenue in Q1. The increase in service revenue contribution as a percentage of total revenue is directly attributable to lower product revenue in the quarter.

Our traditional distribution channels were responsible for about 59% of quarterly product sales, OEM partners contributed approximately 16% of product sales, and the balance of 25% was met through our direct sales team. Sales from our distribution channels were down when compared to recent quarters, as were sales from our six OEM partners that amounted to $2.5 million in the quarter.

The mix between Link Wireless Telephone Systems and NetLink Wireless Telephone sales favored Link in the first quarter. Link accounted for 56% of product sales, delivering $8.7 million in revenue. NetLink sales made up the balance of $6.8 million in product sales, accounting for 44% of total product sales.

International revenue held consistent with the average quarterly sales in 2004, delivering approximately $1.0 million to our top line. This represents more than 2.5 times the revenue contributed by our international regions in the first quarter of 2004.

Overall gross margin was very strong in the first quarter, coming in at 64.5% which is at the high end of our guidance range of 60-65% for the year. We attribute this to above average direct sales as a percentage of revenue as well as the shift in mix favoring the Link products. Our Link product line gross margin is approximately 10% higher than the aggregate of the NetLink products because of the added infrastructure associated with Link sales; therefore, as our mix between Link and NetLink sales changes from quarter-to-quarter, trending toward NetLink over time, you should continue to expect fluctuations in our overall gross margin with downward pressure as we go forward.

R&D expense accounted for 12% of first quarter revenue, compared with 8% last quarter and 11% in Q1 of 2004. Sales and Marketing expense was 29% of total quarterly revenue, up from 26% last quarter, but noticeably down from the first quarter of 2004 that was 31% of quarterly revenue. G&A expense as a percent of quarterly revenue increased to 7.7% in Q1 when compared with 6.3% for the same period last year and 6.8% last quarter primarily because of increased headcount and related benefits for those new employees. All of these combined resulted in total operating expense increasing to 49% of quarterly revenue compared with 48% in the first quarter of 2004 and 41% in the fourth quarter of 2004.

Our quarterly operating margin of 15.5% is below our annual guidance of 18 to 20%, and is a direct result of lower than expected revenue for the quarter and front-end loading of expenses in the sales and marketing organization, which we had anticipated. However, our positive net income for the 27th consecutive quarter helped ensure another quarter of positive cash from operations. The $2.2 million in net income for the quarter, along with very strong cash collections, made it possible for us to achieve our 25th consecutive quarter of positive cash from operations and totaled over $7 million.

The total of cash, cash equivalents and investments on our balance sheet at March 31, 2005, rose by more than 10% to $60.6 million from $54.4 million at December 31. We remain invested in very conservative instruments including government securities and short-term tax-free investments.

During the first quarter, we paid a cash dividend of $1.9 million for the sixth straight quarter. We did not repurchase company stock this quarter; however, we have repurchased approximately 4.3 million shares through our repurchase program leaving a remaining balance of about 1.7 million shares still authorized for repurchase. On a continual basis, we will evaluate options for utilizing cash in an effort to maximize returns to our shareholders, including quarterly dividends, stock repurchase and longer-term investments.

Net inventories increased to $9.9 million as we built to accommodate a revenue plan that was not achieved in the quarter.

Days-sales-outstanding decreased to 45 days because we were able to collect a substantial portion of our accounts receivable.

Now I’d like to turn the call over to our president and CEO, John Elms.

John Elms
Thank you, David.

Q1 was a challenging quarter for SpectraLink, especially coming off a strong Q4 and full year 2004, as we encountered weakness across the board in our product sales, particularly in the closing weeks of the quarter. OEM contribution was down from recent quarters as was the contribution from our largest reseller channels. To quantify the performance, the contribution from 10 of our key indirect channels was off $3 million from their revenue performance in the third quarter of 2004 to which we would normally compare Q1 revenues. Some of the softness was to be expected based on historical seasonality factors while the general weakness experienced across our indirect channels of distribution was not foreseen and directly impacted quarterly performance.

The decline in OEM sales this quarter can be attributed to several factors, however the most significant of which was the acquisition of Airespace in the quarter. The acquisition of Airespace by Cisco ultimately did create disruption in the OEM channels they-and-we shared as suppliers, in spite of the “business as usual” posture our partners had guided us to expect. Our OEM partners have since announced new suppliers to replace Airespace as their wireless LAN infrastructure provider but the drag on SpectraLink sales is very likely to continue into the second quarter and perhaps the second half of the year as the OEMs qualify the new products and re-launch their mobility solutions. In addition, because overall market weakness was not limited to just the OEM channels, and in light of some recent press from others in our industry, we presume that there may be additional economic factors affecting the market and ultimately the sales performance across all of our channels.

While it is imperative that our OEM partners return to a growth posture for the company to achieve its financial targets, we will not sit idle and wait for it to occur. Separately, and together with our distribution partners, we will increasingly drive demand for SpectraLink products with our direct selling organization in order to continue moving the business forward.

Link sales in Q1 contributed $8.7 million to total revenue. This is in-line with our guidance in which we stated that we expected Link to contribute between $8 and $12 million each quarter for at least the near-term future. NetLink sales accounted for 44% of total product sales, or $6.8 million, which is down from a record high of 53% in Q4 primarily because of the weakness in OEM sales discussed earlier. All of our OEM partners focus their energies on NetLink products, so when OEM sales are down, it directly translates into lower sales in the NetLink product line.

International product sales were almost $1 million in the first quarter equaling 6.3% of total product sales. There were no large scale rollouts such as we enjoyed in the fourth quarter last year, and as such we see this as evidence of continuing improvement in our baseline business overseas both in Europe and Asia Pacific.

This quarter we launched enhanced features and capabilities for our NetLink Wireless Telephones with our NetLink 2.0 major software update. These enhancements include support for the latest security standards, improved performance and management for SpectraLink’s exclusive Wi-Fi push-to-talk feature, and new user-interface attributes to improve usability in a wide variety of enterprise applications and environments.

With this launch, SpectraLink’s NetLink Wireless Telephones are the industry’s first Wi-Fi handsets that support the Wi-Fi Alliance’s security specifications WPA – or “Wi-Fi Protected Access” — and WPA2, which are based on the IEEE 802.11i security standard. Both WPA and WPA2 security specifications are supported to ensure compatibility with new and existing standards-based enterprise Wi-Fi infrastructure equipment. Security is key to the adoption of Wi-Fi telephony in the general enterprise, and we have made it a key component of SpectraLink’s recently announced VIEW Certification Program. That program is designed to verify interoperability and performance between NetLink Wireless Telephones and the industry’s leading Wi-Fi access points.

We also announced our new NetLink h340 Wireless Telephone in Q1. Designed for the demanding needs of the healthcare industry, the Wi-Fi handsets provide immediate communication for nurses, doctors and hospital staff with the privacy, security, voice quality and other business quality call features they require. Only 5.5 inches long and weighing just four ounces, the handset is one of the most durable in the industry and delivers superior quality and features.

It is not apparent to us that competition played any part in our product sales performance in Q1. We remain the world leader in Wi-Fi telephony, and while competition is on the horizon, it was no more a threat in Q1 than it was in 2004. We are, however, watching several emerging competitive threats.

One of these threats comes from overseas manufacturers attempting to bring products to market that operate on the 1900 MHz DECT standard as a result of the UTAM (Unlicensed Transmission and Management) fee being reduced from $20 per client to $0.50 beginning this month. It should be noted that many of our former competitors, some of whom are now partners, previously had products on the market using variations of this technology. So, while competing with the technology is not new for SpectraLink, there may be new players to address as the year unfolds.

In addition, several manufacturers have announced telephony products targeted at the enterprise with availability planned for later in the year. While we have seen similar new entrant announcements in the past, the ultimate product, its performance and delivery date often differ markedly from the press announcements. We will reserve judgment until commercially viable products are in fact released to the market.

And of course, we continue to closely monitor emerging products coming from the Far East. As we have discussed on past calls, these products remain entirely based on off-the-shelf silicon and VoIP stacks that provide none of the “standards-plus” features and quality that our customers have come to expect in a business quality wireless telephone. Although silicon vendors are continually implementing incremental improvements, we don’t see these products as a significant threat in 2005 or even in the first half of 2006 believing that the initial products will be better suited to the consumer markets.

Now I’d like to review guidance for 2005.

In our pre-announcement earlier this month, we noted that SpectraLink achieved its Q1 operating income target. This resulted from the facts that gross margin was above plan, revenue shortfall occurred in some of our lowest margin areas, and we managed expenses in-line with lower revenues to the maximum extent possible. For the balance of the year, we plan to manage expenses closely to revenues to maximize earnings per share. Therefore, we continue to expect 18-20% operating income for the full year.

In our January conference call, I told you that we expected to see revenue grow in the area of 20% year-over-year. Considering the Q1 slowdown in OEM sales, and the near-term outlook for continuing softness in the OEM channel, I would now expect our 2005 revenue to be just above $100 million, plus or minus 5%, with upside and downside potential roughly equal. We are of course working to make up the Q1 shortfall and put the company on its original revenue plan for the year. We will seek to do this through new and expanded distribution relationships, penetration of new vertical markets, and through the pursuit of major accounts in the US and overseas not yet penetrated.

Gross margin is expected to stay within the range of 60-65% of total revenue but will vary from quarter-to-quarter as OEM sales and product mix fluctuates.

Sales and marketing expenses were slightly up as a percent of revenue this quarter partly because of the front-end loading tied to increasing our sales staff but primarily because of the lower Q1 revenue levels. We are still targeting sales and marketing for the full year of about 28% of revenue.

Going forward, we will continue to target R&D expenses in the area of 10% of total revenue.

G&A is expected to decline as a percentage of revenue as the top-line grows, settling in at approximately 6.5%.

Visibility has always been a challenge for the company throughout its history. SpectraLink is essentially a book-and-ship business with significant back-end loading of revenues in each quarter.

In the past, as a direct selling niche-market company, performance to plan was more directly in our control even in the absence of this visibility. Over the last several years, we have been changing our posture from a North American direct demand generation company, to a worldwide channel distribution company in preparation for this business becoming more mainstream.

We remain committed to the OEM business because those agreements position us to exploit future growth by providing access to their customers and channels, and so long as there is partnership, remove them as potential competitors. The downside risk as shown this quarter is that our performance is closely tied to those partners.

The way we manage this risk is to continue reinvesting in our direct sales team and continue direct demand creation, and management of the customer transactions, to the extent we are able. We need to acknowledge that the performance of our OEMs and large resellers will vary, and we must continue to prepare for it. If we were to retreat from these relationships because we don’t want to suffer the performance swings, we will forever be only a direct sales niche-market company, and this is definitely not part of our growth strategy.

So, in conclusion and not withstanding the swings in revenue from quarter to quarter, the company story has not changed and remains solid. We have a great franchise and a strong future in partnership with the leading worldwide telephony providers. We remain the market leader in workplace Wi-Fi telephony, delivering the power of mobile voice and messaging applications to businesses worldwide. The market is growing profitably and we continue to deliver the industry’s best products that free on-premises employees to be more accessible, productive and responsive. I remain highly optimistic about the future for SpectraLink and the industry as a whole.

Thank you for joining us today. I’m going to turn the call back over to the operator for questions now.

David Rosenthal — At the end of Q&A

I want to thank everyone for participating today and remind you that this call will be available for replay through a dial-in number for 7 days and on our website for an extended period.

Goodbye.